Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-212215) pertaining to the 2008 Stock Incentive Plan, as amended, the 2016 Incentive Award Plan and the 2016 Employee Stock Purchase Plan of Selecta Biosciences, Inc.

of our report dated March 27, 2017 with respect to the consolidated financial statements of Selecta Biosciences, Inc. included in this Annual Report (Form 10-K) of Selecta Biosciences, Inc. for the year ended December 31, 2016.

/s/Ernst & Young LLP
Boston, Massachusetts
March 27, 2017